EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officer of CapTerra Financial Group, Inc. (the “Company”) hereby certifies to his knowledge that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.
Date: November 22, 2010

CAPTERRA FINANCIAL GROUP, INC.

/s/ James W. Creamer III
James W. Creamer III
Chief Financial Officer